Ever Leader Holdings Limited
Consolidated Financial Statements
December 31, 2005 and 2004

Ever Leader Holdings Limited
Index
December 31, 2005 and 2004

Page(s)
Report of Independent Registered Public Accounting Firm	1
Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Stockholder’s Equity	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-19

MOEN AND COMPANY LLP
CHARTERED ACCOUNTANTS
Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6
Telephone: (604) 662-8899
Fax: (604) 662-8809
Email: moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ever Leader Holdings Limited

We have audited the accompanying consolidated balance sheets of Ever Leader Holdings Limited and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ever Leader Holdings Limited and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

“Moen and Company LLP”
(“Signed”)
Vancouver, British Columbia, Canada	Chartered Accountants
July 7, 2006

Ever Leader Holdings Limited
Consolidated Balance Sheets
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

	2005	2004
Assets
Currents assets
Cash and cash equivalents	$308,083	$539,645
Accounts receivable, net	3,452,084	2,555,032
Other receivables	699,789	1,056,844
Inventories	447,342	1,152,191
Total current assets	4,907,298	5,303,712
Advances to related parties (Note 9)	207,333	202,331
Property and equipment, net (Note 4)	17,817,837	14,218,626
Intangible assets, net (Note 5)	2,048,665	2,235,542
Total assets	$24,981,133	$21,960,211

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable	$817,990	$1,066,209
Accrued liabilities	234,662	472,928
Value-added taxes payable	289,486	237,682
Bank loans payable (Note 6)	1,363,564	1,023,486
Acquisition price payable (Note 1)	2,298,434	2,298,434
Total current liabilities	5,004,136	5,098,739
Bank loans payable (Note 6)	607,420	967,760
Loans payable to related parties (Note 9)	2,077,277	2,621,565
Total liabilities	7,688,833	8,688,064

Minority interest	978,181	777,249

Commitments and contingencies (Note 11)

Stockholder's Equity
Common stock, $0.13 par value; 10,000 shares authorized;
1 share issued and outstanding	-	-
Additional paid-in capital	5,322,562	5,322,562
Statutory surplus reserve fund (Note 8)	1,934,043	1,605,217
Accumulated other comprehensive income	80,770	-
Retained earnings	8,976,744	5,567,119
Total stockholder's equity	16,314,119	12,494,898
Total liabilities and stockholder's equity	$24,981,133	$21,960,211

The accompanying notes are an integral part of these consolidated financial statements.

Ever Leader Holdings Limited
Consolidated Statements of Operations
Years EndedDecember 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

	2005	2004

Revenue	$15,644,956	$14,691,405
Cost of goods sold	(10,317,922)	(9,083,789)
Gross profit	5,327,034	5,607,616
Operating expenses
Selling	(708,667)	(472,926)
General and administrative	(541,528)	(568,688)
Research and development	(12,303)	(4,833)
Total operating expenses	(1,262,498)	(1,046,447)
Operating Income	4,064,536	4,561,169
Interest expense	(124,944)	(122,102)
Other income (expense)	(209)	6,659
Income before minority interest and income taxes	3,939,383	4,445,726
Income taxes (Note 10)	-	-
Minority interest	(200,932)	(221,007)
Net income	$3,738,451	$4,224,719
Earnings per share - basic and diluted	$3,738,451	$4,224,719
Weighted average shares outstanding - basic and diluted	1	1

The accompanying notes are an integral part of these consolidated financial statements.

Ever Leader Holdings Limited
Consolidated Statements of Changes in Stockholder’s Equity
Years EndedDecember 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

				Statutory	Accumulated
			Additional	Surplus	Other		Total
	Common Stock		Paid-in	Reserve	Comprehensive	Retained	Stockholder's
	Shares	Amount	Capital	Fund	Income	Earnings	Equity
Balances at December 31, 2003	1	$-	$5,322,562	$942,197	$-	$2,005,420	$8,270,179
Allocation of retained earnings to statutory reserve fund				663,020		(663,020)	-
Comprehensive income
Net income	-	-	-	-	-	4,224,719	4,224,719
Foreign currency translation adjustments	-	-	-	-	-	-	-
Total comprehensive income	-	-	-	-	-	-	4,224,719
Balances at December 31, 2004	1	-	5,322,562	1,605,217	-	5,567,119	12,494,898
Allocation of retained earnings to statutory reserve fund				328,826		(328,826)	-
Comprehensive income
Net income	-	-	-	-	-	3,738,451	3,738,451
Foreign currency translation adjustments	-	-	-	-	80,770	-	80,770
Total comprehensive income	-	-	-	-	-	-	3,819,221
Balances at December 31, 2005	1	$-	$5,322,562	$1,934,043	$80,770	$8,976,744	$16,314,119

The accompanying notes are an integral part of these consolidated financial statements .

Ever Leader Holdings Limited
Consolidated Statements of Cash Flows
Years Ended December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

	2005	2004
Cash Flows From Operating Activities
Net income	$3,738,451	$4,224,719
Adjustments to reconcile net income to net cash provided by
operating activities:
Minority interest	200,932	221,007
Depreciation	658,976	654,732
Amortization	186,877	188,695
Allowance for doubtful accounts	5,454	36,484
Changes in operating assets and liabilities:
Accounts receivable	(902,506)	(619,609)
Other receivables	357,055	(177,998)
Inventories	704,849	(400,687)
Accounts payable	(248,219)	(513,325)
Accrued liabilities	(238,266)	121,732
Value-added taxes payable	51,804	(98,432)
Net cash provided by operating activities	4,515,407	3,637,318
Cash Flows From Investing Activities
Purchases of property and equipment	(4,258,187)	(5,610,546)
Net cash used in investing activities	(4,258,187)	(5,610,546)
Cash Flows From Financing Activities
Proceeds and repayments of borrowings under bank loans	(20,262)	297,674
Proceeds and repayments of borrowings under related party loans	(549,290)	2,174,484
Net cash provided by (used in) financing activities	(569,552)	2,472,158
Effect of exchange rate changes on cash	80,770	-
Net increase (decrease) in cash and cash equivalents	(231,562)	498,930
Cash and cash equivalents, beginning of year	539,645	40,715
Cash and cash equivalents, end of year	$308,083	$539,645
Supplemental Disclosure of Cash Flow Information
Interest paid	$124,944	$122,102

The accompanying notes are an integral part of these consolidated financial statements.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

1.	Organization and Principal Activities

Ever Leader Holdings Limited (“the Company” or “Ever Leader”) was incorporated in Hong Kong on October 29, 2005 for the purpose of functioning as an off-shore holding company to obtain ownership interests in various entities (collectively “Benda”) that were previously owned, either directly or indirectly, by Mr. Yiqing Wan (“Wan”) and his wife, Mrs. Wei Xu (“Xu”).

The following paragraphs summarize the original ownership structure of various entities owned by Wan and Xu and the subsequent reorganization and transfer of ownership interests in these entities, either directly or indirectly, to Ever Leader.

Ownership Structure Prior to Reorganization
Hubei Benda Science and Technology Development Co., Ltd. (“Benda Science”) was incorporated in the Province of Hubei, Peoples Republic of China (“PRC”) in October of 2002, primarily functioning as a holding company with ownership interests in various entities operated by Wan and Xu. Wan and Xu are the sole owners of Benda Science, with ownership interests of 10% and 90%, respectively.

Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd. (“Benda Ebei”) was incorporated in the Province of Hubei, PRC in April of 2001. Benda Ebei has registered capital of $2,419,404 which is fully paid up. Prior to the reorganization of Benda as further described in the paragraphs below, Benda Science, Wan, and Xu were the sole owners of Benda Ebei, with ownership interests of 60%, 20%, and 20%, respectively. Benda Ebei develops, manufactures, and sells small volume injection solutions (vials) and other conventional medicines.

Jiangling Benda Pharmaceutical Co., Ltd. (“Jiangling Benda”) was incorporated in the Province of Hubei, PRC in October of 2001. Jiangling Benda has registered capital of $967,738 which is fully paid up. Prior to the reorganization of Benda, Benda Science and Wan were the sole owners of Jiangling Benda, with ownership interests of 90% and 10%, respectively. Jiangling Benda develops, manufactures and sells active pharmaceutical ingredients (“APIs”). Jiangling Benda’s primary production facility was closed for upgrades and renovations in July 2004 in order to secure a Good Manufacturing Practices (“GMP”) certification from the Chinese State Food and Drug Administration (“SFDA”). This facility is expected to reopen and resume production in January of 2007.

Yidu Benda Chemical Industry Co., Ltd. (“Yidu Benda”) was incorporated in the Province of Hubei, PRC in March of 2002. Yidu Benda has registered capital of $4,233,854 which is fully paid up. Prior to the reorganization of Benda, Benda Science and Wan were the sole owners of Yidu Benda, with ownership interests of 90% and 10%, respectively. Yidu Benda develops, manufactures and sells bulk chemicals (or pharmaceutical intermediates) for use in the production of APIs.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

The organization and ownership structure of Benda prior to reorganization is as follows:

Reorganization and Revised Ownership Structure
As previously stated in the paragraphs above, Ever Leader was incorporated in Hong Kong on October 29, 2005 for the purpose of functioning as an off-shore holding company to obtain ownership interests in various Benda entities that were previously owned, either directly or indirectly, by Wan and Xu. Ms. Mo Mo Hon (“Hon”), a Hong Kong SAR resident, is the sole registered shareholder of Ever Leader, holding the single issued and outstanding share of Ever Leader in trust for Xu.

Pursuant to three separate Equity Transfer Agreements entered into in November of 2005 among Ever Leader, Benda Science, Xu, and Wan, Ever Leader obtained a 95% ownership interest in Benda Ebei in exchange for a commitment to pay $2,298,434 in aggregate consideration to Benda Science, Wan, and Xu. The $2,298,434 acquisition price represented 95% of the $2,419,404 of registered capital of Benda Ebei, but was not representative of the fair value of the assets acquired or liabilities assumed. Specifically, as transfers of ownership interests in PRC entities to offshore holding companies for zero or nominal consideration is prohibited by the Chinese Government (regardless of whether these PRC entities and offshore holding companies are directly or indirectly owned and controlled by the same individual or individuals), an amount equal to 95% of the value of the registered capital of Benda Ebei was established for purposes of the transfer of the 95% ownership interest in Benda Ebei (directly and indirectly 100% owned and controlled by Wan and Xu) to Ever Leader (beneficially 100% owned and controlled by Xu). As a result of each of these entities being 100% directly and indirectly controlled by Wan and Xu, this transaction has been accounted for as a combination of entities under common control (see additional discussion of accounting treatment in the paragraphs that follow), with Ever Leader’s commitment to pay $2,298,434 in aggregate consideration to Benda Science, Wan and Xu being reflected as a current liability at both December 31,2005 and 2004, with corresponding reductions to paid-in capital.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

Pursuant to an Equity Transfer Agreement entered into on December 3, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Jiangling Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Jiangling Benda to Benda Ebei (for zero consideration as Benda Ebei and Jiangling Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

Pursuant to a second Equity Transfer Agreement entered into on December 4, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Yidu Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Yidu Benda to Benda Ebei (for zero consideration as Benda Ebei and Yidu Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”, transfers of net assets or exchanges of equity interest between entities under common control do not constitute business combinations. As Ever Leader, Benda Ebei, Jiangling Benda, and Yidu Benda were all either directly or indirectly 100% owned and controlled by Wan and Xu immediately prior to and subsequent to the exchanges of equity interests as summarized in the paragraphs above, these transactions have been accounted for as combinations of entities under common control on a historical cost basis in a manner similar to a pooling of interests (no adjustments were made to the historical cost basis of the assets and liabilities of Benda Ebei, Jiangling Benda, or Yidu Benda). Additionally, the consolidated financial statements include the accounts of Ever Leader, Benda Ebei, Jiangling Benda, and Yidu Benda as if they had been combined as of the beginning of each of the periods presented.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies

Basis of Presentation
These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Ever Leader, Benda Ebei, Jiangling Benda, and Yidu Benda (collectively referred to as “the Company”) for all periods presented. All significant inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase.

Accounts Receivable
Accounts receivable are reviewed to determine which are doubtful of collection. In making the determination of the appropriate allowance for doubtful accounts, the Company considers specific accounts, analysis of accounts receivable agings, historical write-offs, changes in customer demand and relationships, concentrations of credit risk and customer credit worthiness. The allowances for doubtful accounts totaled $41,938 and $36,484 at December 31, 2005 and 2004, respectively.

Changes in the allowance for doubtful accounts are summarized as follows:

	2005	2004

Balance at beginning of period	$36,484	$-
Bad debt expense	5,454	36,484
Balance at end of period	$41,938	$36,484

Inventories
Inventories, which are primarily comprised of raw materials, packaging materials, and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 5% salvage value of original cost, over the estimated useful lives of the assets as follows:

Buildings	20-30 years
Machinery and equipment	10-15 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Impairment of Long-Lived Assets
The Company evaluates potential impairment of long-lived assets, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that long-lived assets in the accompanying consolidated balance sheets are appropriately valued at December 31, 2005 and 2004.

Intangible Assets
The Company’s intangible assets are stated at cost less accumulated amortization and are comprised of land-use rights and drug permits and licenses. Land-use rights are related to land the Company occupies in Hubei Province, PRC and are being amortized on a straight-line basis over a period of 40 years. Drug permits and licenses are being amortized on a straight-line basis over a period of 10 years.

Revenue Recognition
The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes revenue when its products are shipped.

Research and Development
Research and development costs are expensed as incurred and consist primarily of salaries and related expenses of personnel engaged in research and development activities.

Income Taxes
The Company accounts for income taxes under the liability method in accordance with SFAS No. 109, Accounting for Income Taxess. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying consolidated balance sheets. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered more likely than not that these benefits will not be realized.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

Comprehensive Income
The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Concentration of Credit Risk and Significant Customers
A significant portion of the Company's cash at December 31, 2005 is maintained at various financial institutions in the PRC which do not provide insurance for amounts on deposit. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

For the years ended December 31, 2005 and 2004, one customer accounted for approximately 17% and 16% of total revenue, respectively. As of December 31, 2005, two customers accounted for approximately 14% and 13% of accounts receivable, respectively. As of December 31, 2004, one customer accounted for approximately 16% of accounts receivable.

Basic and Diluted Earnings Per Share
The Company reports basic earnings per share in accordance with SFAS No. 130, Earnings Per Share. Basic earnings per share, which is equal to diluted earnings per share for all periods presented, is calculated using the weighted average number of common shares outstanding during the periods presented. Basic earnings per share is equal to diluted earnings per share for all periods presented as the Company does not have any securities issued or outstanding that could be potentially dilutive, such as convertible debt or equity instruments, stock options, or stock purchase warrants.

Foreign Currency Translation
The functional currency of the Company is the Renminbi (“RMB”), the PRC’s currency. The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, United States Dollars. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

The exchange rates in effect at December 31, 2005 and 2004 were RMB1 for $0.12396 and $0.12097, respectively. No cumulative foreign currency translation adjustment was recorded for the year ended December 31, 2004 as there was not a material fluctuation in the exchange rate of RMB to U.S. Dollars from December 31, 2003 to December 31, 2004.

Fair Value of Financial Instruments
The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Recent Accounting Pronouncements
SFAS No. 123R, Share-Based Payment, an Amendment of SFAS No. 123, was issued in December 2004 and will be effective as of the beginning of the Company’s 2006 fiscal year. SFAS No. 123R requires all share-based payments to qualified individuals, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on their grant date fair values. As the Company has not historically granted share-based payments, including employee stock options, and does not expect to do so in the future, the adoption of SFAS No. 123R is not expected to have an impact on the Company’s financial statements.

SFAS No. 151, Inventory Costs, was issued in November 2004 and will be effective as of the beginning of the Company’s 2006 fiscal year. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and spoilage requiring immediate recognition in the period they are incurred. The adoption of SFAS No. 151 is not expected to have a significant impact on the Company’s financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. FIN 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon examination. If the tax position is deemed "more-likely-than-not" to be sustained, the tax position is then valued to determine the amount of benefit to be recognized in the financial statements. FIN 48 will be effective as of the beginning of the Company’s 2007 fiscal year. The Company is currently evaluating the impact that adopting FIN 48 will have on its financial statements.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

3.	Inventories

The Company’s inventories at December 31, 2005 and 2004 are comprised as follows:

	2005	2004

Raw materials	$309,553	$512,912
Packaging materials	79,772	202,147
Finished goods	35,933	370,517
Other	22,084	66,615
Total inventories at cost	447,342	1,152,191
Less: Reserves	-	-
Total inventories, net	$447,342	$1,152,191

No reserves for obsolete, slow-moving or non-salable inventory were required at December 31, 2005 and 2004.

4.	Property and Equipment

The Company’s property and equipment at December 31, 2005 and 2004 is comprised as follows:

	2005	2004

Buildings	$4,578,270	$4,578,270
Machinery and equipment	7,724,742	6,270,485
Office equipment	14,288	14,288
Cost	12,317,300	10,863,043
Less: Accumulated depreciation
Buildings	$(719,803)	$(484,893)
Machinery and equipment	(1,251,514)	(828,095)
Office equipment	(2,167)	(1,520)
Accumulated depreciation	(1,973,484)	(1,314,508)
Construction in progress	$7,474,021	$4,670,091
Total property and equipment, net	$17,817,837	$14,218,626

Total depreciation expense allocated to cost of goods sold was $658,329 and $654,085 for the years ended December 31, 2005 and 2004, respectively. Total depreciation expense allocated to general and administrative expense was $647 for each of the years ended December 31, 2005 and 2004.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

5.	Intangible Assets

The Company’s intangible assets at December 31, 2005 and 2004 are comprised as follows:

	2005	2004

Land-use rights	$1,523,383	$1,523,383
Drug permits and licenses	1,506,079	1,506,079
Cost	3,029,462	3,029,462
Less: Accumulated amortization
Land-use rights	(109,426)	(70,938)
Drug permits and licenses	(871,371)	(722,982)
Accumulated amortization	(980,797)	(793,920)
Total intangible assets, net	$2,048,665	$2,235,542

Total amortization expense related to the Company’s intangible assets was $186,877 and $188,695 for the years ended December 31, 2005 and 2004, respectively.

6.	Bank Loans

The Company’s bank loans at December 31, 2005 and 2004 are comprised as follows:

	2005	2004

Bank loans due within one year	$1,363,564	$1,023,486
Bank loans due after one year	607,420	967,760
Total debt	$1,970,984	$1,991,246

As of December 31, 2005 and 2004, the Company had several outstanding bank loans which were used primarily to fund construction in progress projects and for general working capital purposes. These loans carry annual interest rates ranging from 5.3% to 9.3% with original maturity dates ranging from 6 months to 18 months. Each of these loans are considered term loans and are not revolving or renewable. Each of these loans are unsecured, except for $607,420, which is secured by $1,187,577 of buildings and equipment.

Total interest expense related to the Company’s outstanding bank loans was $122,944 and $122,102 for the years ended December 31, 2005 and 2004, respectively.

Aggregate annual maturities of the Company’s bank loans as of December 31, 2005 are as follows:

2006	$1,363,564
2007	607,420
Total aggregate annual maturities	$1,970,984

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

7.	Pension and Employment Liabilities

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company is required to maintain a defined contribution retirement plan for all of its employees who are residents of the PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributes to a state sponsored retirement plan approximately 20% of the base salary of each of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable for all past and present employees.

8.	Statutory Reserves

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company is required to make annual appropriations to a statutory surplus reserve fund for each of its PRC subsidiaries. Specifically, the Company is required to allocate 15% its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

9.	Related Party Transactions

Advances due from related parties at December 31, 2005 and 2004 are comprised as follows:

	2005	2004
Yiqing Wan	$207,333	$202,331
Total	$207,333	$202,331

The above advances bear no interest and are due December 31, 2012.

Loans due to related parties at December 31, 2005 and 2004 are comprised as follows:

	2005	2004

Hubei Benda Science and Technology Development Co., Ltd.	$1,207,435	$1,774,774
Wei Xu	869,842	846,791
Total	$2,077,277	$2,621,565

The above loans are unsecured, non-interest bearing, not convertible into equity, and are due on December 31, 2012. Proceeds from the above loans were used primarily for general working capital purposes.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

10.	Income Taxes

Ever Leader is subject to Hong Kong tax, but no provisions for income taxes were made for the years ended December 31, 2005 and 2004 as Ever Leader was incorporated in October of 2005 and therefore did not have reportable taxable income for the year ended December 31, 2005.
Benda Ebei was registered as a Sino-Foreign Equity Joint Venture on June 16, 2004 and is subject to the tax laws applicable to Sino-Foreign Equity Joint Ventures in the PRC. Benda Ebei is fully exempt from PRC enterprise income tax for two years starting from the first profit-making year, followed by a 50% reduction in income taxes for the following three years, commencing from the first profitable year.

Jiangling Benda and Yidu Benda are cross-municipal investment entities and enjoy the same tax treatment as Sino-Foreign Joint Ventures and were therefore exempt from PRC enterprise income tax for two years starting from the first profit-making year, followed by a 50% reduction in income taxes for the following three years, commencing from the first profitable year. Cross-municipal investments entities refer to entities that are incorporated in one municipal region but have investments in another municipal region.

Benda Ebei enjoyed the tax exemption as a Sino-Foreign Equity Joint Venture again beginning November 4, 2005 because of its acquisition by a foreign enterprise (Ever Leader). Jiangling Benda and Yidu Benda enjoyed the same tax exemption as Sino-Foreign Equity Joint Venture beginning in November of 2005 when they each became majority-owned subsidiaries of Benda Ebei.

As a result of the above tax exemptions, there were no income taxes payable for the Company for the years ended December 31, 2005 and 2004, respectively. Had these tax exemptions not been available to the Company, income tax expense would have increased by approximately $1,300,000 and $1,467,000 for the years ended December 31, 2005 and 2004, respectively.

11.	Commitments and Contingencies

As of December 31, 2005 and 2004, the Company did not have any significant outstanding commitments or contingent liabilities.

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

12.	Segment Information

The Company has three core operating segments: Benda Ebei, Jiangling Benda and Yidu Benda. Benda Ebei manufactures injection solutions and other conventional medicines, Jiangling Benda manufactures active pharmaceutical ingredients, and Yidu Benda manufactures bulk chemicals.

Select financial information for each of these segments for the years ended December 31, 2005 and 2004 is as follows:

	Benda Ebei
	2005	2004
Revenue from external customers	$9,373,490	$7,914,385
Intersegment revenue	-	-
Interest expense	95,128	96,210
Depreciation and amortization	617,158	577,566
Segment profit (loss)	2,457,011	1,942,283
Segment total assets	10,715,085	9,239,973
Expenditure for segment assets	$2,365,545	$2,697,043

	Jiangling Benda
	2005	2004
Revenue from external customers	$243,171	$2,814,877
Intersegment revenue	-	42,664
Interest expense	257	244
Depreciation and amortization	2,774	40,710
Segment profit (loss)	(35,981)	918,085
Segment total assets	6,464,715	5,703,837
Expenditure for segment assets	$1,056,451	$1,458,095

	Yidu Benda
	2005	2004
Revenue from external customers	$6,028,295	$3,962,143
Intersegment revenue	-	849,517
Interest expense	29,559	25,648
Depreciation and amortization	225,921	225,151
Segment profit (loss)	1,516,838	1,559,762
Segment total assets	8,773,253	7,209,058
Expenditure for segment assets	$836,191	$1,455,408

Ever Leader Holdings Limited
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(Amounts expressed in U.S. Dollars)

	Total
	2005	2004

Revenue from external customers	$15,644,956	$14,691,405
Intersegment revenue	-	892,181
Interest expense	124,944	122,102
Depreciation and amortization	845,853	843,427
Segment profit (loss)	3,937,868	4,420,130

Segment total assets	25,953,053	22,152,868
Expenditure for segment assets	$4,258,187	$5,610,546

	2005	2004
Revenue
Total revenues for reportable segments	$15,644,956	$15,583,586
Elimination of intersegment revenue	-	(892,181)
Total consolidated revenues	$15,644,956	$14,691,405
Profit
Total profit for reportable segments	$3,937,868	$4,420,130
Unallocated amounts:
Other corporate income	1,515	25,596
Total consolidated profit after income taxes	$3,939,383	$4,445,726
Assets
Total assets for reportable segments	$25,953,053	$22,152,868
Offsetting related party receivables and payables	(971,920)	(192,657)
Total consolidated assets	$24,981,133	$21,960,211

13. Subsequent Events

In July of 2006, Benda Ebei invested approximately $112,500 for a 75% ownership interest in Beijing Shusai Pharyngitis Research Co., Ltd. (“Beijing Shusai”), with the remaining 25% owned by an unrelated PRC individual. Beijing Shusai, a PRC limited liability company, was incorporated on June 15, 2006 and commenced primary operations in July 2006, operating two clinics in Beijing, PRC.